UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 12, 2015

Q LOTUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52595	14-1961383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

520 North Kingsbury Street, Unit 1810, Chicago, Il 60654

(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code: (312) 379-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement

Securities Purchase Agreements.

On March 12, 2015, Q Lotus Holdings, Inc. (the “Company”) entered into Securities Purchase Agreements (the “Purchase Agreements”) with Ivan Daniel Kurzweil, and Robert Daskal (the “Purchasers”). The Purchase Agreements provide that the Purchasers each individually acquire 1,000,000 shares of the Company’s Common Stock, par value, $0.0001 per share, for services rendered.

On March 12, 2015, Q Lotus Holdings, Inc. (the “Company”) entered into Securities Purchase Agreements (the “Agreements”) with Jorge E. Gonzales and Shirley Sandoval JTWROS (the “Purchaser”). The Agreements provide for the Purchaser (i) the purchase of 3,000,000 shares of the Company’s Common Stock for consideration of $15,000 and (ii) the purchase of 2,000,000 shares of the Company’s Common Stock for consideration of $200.00.

On March 19, 2015, Q Lotus Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the Agreement”) with the law firm Newman & Morrison, LLP (the “Purchaser”). The Agreement provides for an aggregate issuance to Purchaser of 10,000,000 shares of the Company’s Common Stock, par value $0.0001, for forbearance in connection with obligations owed to the purchaser, and for services rendered.

Item 8.01 Other Events

On June 18, 2015, Q Lotus Holdings, Inc. (the “Company”) notified friends and associates of its intent to expand the Company’s Finance Group (the “Group”), and relocate the Group to a larger facility in Oakbrook, IL.

On June 19, 2015, Q Lotus Holdings, Inc. (the “Company”) notified friends and associates of its intent to add a capital markets oriented business with the same financial characteristics as the Company’s asset backed lending and real estate financial businesses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q LOTUS HOLDINGS, INC.
(Registrant)

Date: August 6, 2015

	By:	/s/ Gary A. Rosenberg
	Name:	Gary Rosenberg
	Title:	Chief Executive Officer